LifeVantage Announces Financial Results for the
First Quarter of Fiscal 2021
First Quarter Adjusted EPS and Adjusted EBITDA Increased 92% and 43%, respectively
Reiterates Guidance
Salt Lake City, UT, November 3, 2020, LifeVantage Corporation (Nasdaq: LFVN) today reported financial results for its first quarter ended September 30, 2020.
First Quarter Fiscal 2021 Highlights*:
•Revenue of $54.8 million, a decline of 2.5% from the prior year period, largely reflecting the lack of an Elite Academy event not replicated during the first quarter of fiscal 2021;
•Revenue in the Americas decreased 3.7% and revenue in Asia/Pacific & Europe increased 0.7%;
•Total active accounts decreased 3.9% sequentially to 172,000, while declining 5.0% compared to the prior year period. The sequential decline included a 6.8% decline in distributors and a 1.9% decline in customers. Compared to the prior year period, distributors grew 4.6% and customers declined 10.3%;
•Earnings per diluted share were $0.17, up 41.7% over the prior year period;
•Adjusted earnings per diluted share were up 92.3% to $0.25, compared to $0.13 in the prior year period;
•Adjusted EBITDA increased 42.5% compared to the prior year period to $6.7 million;
•Repurchased 136,000, or $2.0 million, of common shares; and
•Strong balance sheet with $18.0 million of cash and no debt.
* All comparisons are on a year over year basis and compare the third quarter of fiscal 2020 to the third quarter of fiscal 2019, unless otherwise noted.
"We continue to generate strong year over year growth in active distributors both in the U.S. and internationally, while revenue growth was negatively impacted by the timing of our Elite Academy events as last year’s Q1 event was not replicated this year. However, we continue to drive strong adjusted EBITDA growth and nearly doubled adjusted EPS on a year over year basis,” stated LifeVantage Interim Chief Executive Officer and Chief Financial Officer, Steve Fife. “We completed a highly successful virtual convention early in the second quarter of fiscal 2021, launching 6 new flavors of our Axio product line and delivering incremental training and standardized selling tools and systems to our field. We continue to develop additional tools, product videos and messaging to support our distributors social media and standard selling practices. Furthering our growth efforts, we successfully launched our operations in Singapore and expanded our NFR offerings into Malaysia during the first quarter, continuing our expansion across Asia. LifeVantage continues to have a significant international growth opportunity that we believe will remain a core driver of sustainable long-term growth. Additionally, our financial position is one of significant strength, ending the first quarter with $18 million in cash and no debt. We believe we have the resources, the products and the team to drive significant growth in the future and deliver incremental shareholder value. "

First Quarter Fiscal 2021 Results
For the first fiscal quarter ended September 30, 2020, the Company reported revenue of $54.8 million, a 2.5% decrease over the first quarter of fiscal 2020. Revenue in the Americas for the first quarter decreased 3.7% compared to the first quarter of fiscal 2020 and revenue in the Asia/Pacific & Europe region increased 0.7% compared to the first quarter of fiscal 2020. Revenue for the first quarter of fiscal 2021 was positively impacted $0.2 million, or 0.3%, by foreign currency fluctuations associated with revenue generated in international markets when compared to the first quarter of fiscal 2020.
Gross profit for the first quarter of fiscal 2021 was $45.4 million, or 82.9% of revenue, compared to $47.0 million, or 83.7% of revenue, for the same period in fiscal 2020. The decline in gross margin as a percentage of revenue is primarily due to decreased revenue primarily reflecting the fact that we did not hold an Elite Academy event during the current year period as we did in the prior year same period. Additionally, gross margin was impacted during the current year due to increased shipping to customer expenses and shifts in geographic and product sales mix.
Commissions and incentives expense for the first quarter of fiscal 2021 was $25.6 million, or 46.8% of revenue, compared to $26.8 million, or 47.6% of revenue, for the same period in fiscal 2020. The decrease in commissions and incentives expense as a percentage of revenue is due mainly to the timing and magnitude of investments in our promotional and incentive programs and our red carpet program.
Selling, general and administrative expense (SG&A) for the first quarter of fiscal 2021 was $16.3 million, or 29.7% of revenue, compared to $17.7 million, or 31.5% of revenue, for the same period in fiscal 2020. Adjusted for nonrecurring expenses, which are detailed in the GAAP to non-GAAP reconciliation tables included at the end of this press release, adjusted non-GAAP SG&A expenses for the first quarter of fiscal 2021 were $14.7 million, or 26.8% of revenue, compared to adjusted non-GAAP SG&A expenses for the first quarter of fiscal 2020 of $17.5 million, or 31.0% of revenue. The year over year decrease in non-GAAP SG&A primarily was due to decreased events expenses as a result of no Elite Academy event being held during the current year period.
Operating income for the first quarter of fiscal 2021 was $3.5 million, or 6.4% of revenue, compared to $2.6 million, or 4.6% of revenue, for the first quarter of fiscal 2020. Accounting for non-GAAP adjustments noted previously, adjusted non-GAAP operating income for the first quarter of fiscal 2021 was $5.1 million, or 9.3% of revenue, compared to $2.8 million, or 5.0% of revenue, for the first quarter of fiscal 2020.
Net income for the first quarter of fiscal 2021 was $2.5 million, or $0.17 per diluted share. This compares to net income for the first quarter of fiscal 2020 of $1.8 million, or $0.12 per diluted share. Accounting for the non-GAAP adjustments noted previously, net of tax, adjusted non-GAAP net income for the first quarter of fiscal 2021 increased 88.5% year over year, to $3.6 million, or $0.25 per diluted share. Accounting for the non-GAAP adjustments noted previously, net of tax, adjusted non-GAAP net income for the first quarter of fiscal 2020 was $1.9 million, or $0.13 per diluted share.
Adjusted EBITDA increased 42.5% to $6.7 million for the first quarter of fiscal 2021, compared to $4.7 million for the comparable period in fiscal 2020.
Balance Sheet & Liquidity
The Company used $1.1 million of cash from operations during fiscal 2021 compared to using $3.5 million during fiscal 2020. The Company's cash and cash equivalents at September 30, 2020 were $18.0 million, compared to $22.1 million at June 30, 2020. The Company has no debt outstanding at September 30, 2020, and at June 30, 2020. During the first quarter of fiscal 2021, the Company repurchased 136,000 common shares for $2.0 million under its share repurchase program.
Fiscal Year 2021 Guidance
The Company is reiterating its outlook for fiscal 2021, which was initially provided when the Company reported fourth fiscal quarter and full fiscal year 2020 results on August 18, 2020. The Company expects to generate revenue in the range of $240 million to $251 million in fiscal year 2021 and adjusted EBITDA of $25 million to $27 million, with adjusted earnings per share in the range of $0.87 to $0.91, which assumes a full year tax rate of approximately 30%. The Company's guidance for adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per diluted share excludes any non-operating or non-recurring expenses that may materialize during fiscal 2021. This guidance reflects the current trends in the business and the Company’s current view as to the impact of the COVID-19 pandemic on its business. However, the impact of the COVID-19 pandemic continues to rapidly evolve and actual results could be adversely affected by further deterioration to the global economic and operating environments as a result of future COVID-19 developments. The Company is not providing guidance for GAAP earnings per diluted share for fiscal 2021 due to the potential occurrence of one or more non-operating, one-time expenses, which the Company does not believe it can reliably predict.
Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MDT (4:30 p.m. EDT). Investors interested in participating in the live call can dial (877) 705-6003 from the U.S. International callers can dial (201) 493-6725. A telephone replay will be available approximately two hours after the call concludes and will be available through Tuesday, November 10, 2020, by dialing (844) 512-2921 from the U.S. and entering confirmation code 13711780, or (412) 317-6671 from international locations, and entering confirmation code 13711780.
There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at https://lifevantage.gcs-web.com/events-and-presentations or directly at http://public.viavid.com/index.php?id=141906. The webcast will be archived for approximately 30 days.
About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN) is a pioneer in Nutrigenomics - a new science dedicated to biohacking the human aging code. The Company engages in the identification, research, development and distribution of advanced nutraceutical dietary supplements and skin and hair care products, including its Protandim® product line, LifeVantage® Omega+ and ProBio dietary supplements, the TrueScience® line of Nrf2 infused skin care and hair care products, Petandim® for Dogs, Axio® smart energy drink mixes, and the PhysIQ™ weight management system. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah. For more information, visit www.lifevantage.com.
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, and expected financial performance. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments as a result of future COVID-19 developments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contacts:

Scott Van Winkle, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except per share data)	September 30, 2020	June 30, 2020
ASSETS
Current assets
Cash and cash equivalents	$17,960	$22,138
Accounts receivable	2,342	2,610
Income tax receivable	98	—
Inventory, net	14,798	13,888
Prepaid expenses and other	5,835	5,232
Total current assets	41,033	43,868

Property and equipment, net	7,033	7,170
Right-of-use assets	14,554	956
Intangible assets, net	818	851
Deferred income tax asset	2,418	2,164
Equity securities	2,205	2,205
Other long-term assets	2,151	1,663
TOTAL ASSETS	$70,212	$58,877

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4,733	$3,521
Commissions payable	7,841	9,219
Income tax payable	603	784
Lease liabilities	2,299	1,184
Other accrued expenses	6,544	10,311
Total current liabilities	22,020	25,019

Lease liabilities	13,160	—
Other long-term liabilities	896	604
Total liabilities	36,076	25,623
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 14,238 and 14,313 issued and outstanding as of September 30, 2020 and June 30, 2020, respectively	1	1
Additional paid-in capital	126,687	126,416
Accumulated deficit	(92,856)	(93,307)
Accumulated other comprehensive income	304	144
Total stockholders’ equity	34,136	33,254
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$70,212	$58,877

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,
(In thousands, except per share data)	2020	2019
Revenue, net	$54,827	$56,228
Cost of sales	9,398	9,190
Gross profit	45,429	47,038

Operating expenses:
Commissions and incentives	25,633	26,774
Selling, general and administrative	16,299	17,686
Total operating expenses	41,932	44,460
Operating income	3,497	2,578

Other expense:
Interest expense, net	(6)	(48)
Other expense, net	(141)	(80)
Total other expense	(147)	(128)
Income before income taxes	3,350	2,450
Income tax expense	(899)	(689)
Net income	$2,451	$1,761
Net income per share:
Basic	$0.17	$0.13
Diluted	$0.17	$0.12
Weighted-average shares outstanding:
Basic	14,269	14,009
Diluted	14,695	15,106

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

	Revenue by Region
	(unaudited)

	Three Months Ended September 30,
(In thousands)	2020		2019
Americas	$38,675	71%	$40,181	71%
Asia/Pacific & Europe	16,152	29%	16,047	29%
Total	$54,827	100%	$56,228	100%

	Active Accounts
	(unaudited)

	As of September 30,
	2020		2019		Change from Prior Year	Percent Change
Active Independent Distributors (1)
Americas	46,000	68%	44,000	68%	2,000	4.5%
Asia/Pacific & Europe	22,000	32%	21,000	32%	1,000	4.8%
Total Active Independent Distributors	68,000	100%	65,000	100%	3,000	4.6%

Active Customers (2)
Americas	81,000	78%	92,000	79%	(11,000)	(12.0)%
Asia/Pacific & Europe	23,000	22%	24,000	21%	(1,000)	(4.2)%
Total Active Customers	104,000	100%	116,000	100%	(12,000)	(10.3)%

Active Accounts (3)
Americas	127,000	74%	136,000	75%	(9,000)	(6.6)%
Asia/Pacific & Europe	45,000	26%	45,000	25%	—	—%
Total Active Accounts	172,000	100%	181,000	100%	(9,000)	(5.0)%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Distributor accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2020	2019
GAAP Net income	$2,451	$1,761
Interest Expense	6	48
Provision for income taxes	899	689
Depreciation and amortization(1)	1,132	536
Non-GAAP EBITDA:	4,488	3,034
Adjustments:
Stock compensation expense	464	1,372
Other expense, net	141	80
Other adjustments(2)	1,629	231
Total adjustments	2,234	1,683
Non-GAAP Adjusted EBITDA	$6,722	$4,717

(1) Includes $101,000 of accelerated depreciation related to a change in lease term and $335,000 leasehold depreciation on lease abandonment for the three months ended September 30, 2020.

(2) Other adjustments breakout:
Class-action lawsuit expenses	$609	$132
Executive team severance expenses	504	—
Executive team recruiting and transition expenses	21	—
Lease abandonment	495	—
Other nonrecurring legal and accounting expenses	—	99
Total adjustments	$1,629	$231

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2020	2019
GAAP Net income	$2,451	$1,761
Adjustments:
Executive team severance expenses, net(1)	54	—
Executive team recruiting and transition expenses	21	—
Class-action lawsuit expenses	609	132
Other nonrecurring legal and accounting expenses	—	99
Accelerated depreciation related to change in lease term	101	—
Lease abandonment(2)	830	—
Tax impact of adjustments	(433)	(65)
Total adjustments, net of tax	1,182	166
Non-GAAP Net Income:	$3,633	$1,927

	Three Months Ended September 30,
	2020	2019
Diluted earnings per share, as reported	$0.17	$0.12
Total adjustments, net of tax	0.08	0.01
Non-GAAP adjusted diluted earnings per share	$0.25	$0.13

(1) Net of $450,000 of compensation expense benefit related to unvested stock award reversals
(2) Includes remaining lease rent expense of $495,000 and leasehold depreciation of $335,000